UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2023

Hub Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-27754	36-4007085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Hub Group Way
Oak Brook, Illinois		60523
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 630 271-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	HUBG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2023, Hub Group, Inc. (the “Company”) announced that its Board of Directors appointed Kevin Beth, 48, as the Company’s Executive Vice President, Chief Financial Officer and Treasurer effective January 1, 2024, succeeding Geoffrey F. DeMartino. When Mr. Beth assumes his new role it is expected that he will continue with his current responsibilities as Chief Accounting Officer on an interim basis until the Company appoints a new Chief Accounting Officer.

Mr. Beth joined Hub Group in 2003 as Corporate Controller, became Assistant Treasurer in 2007, and held various roles in the Company with increasing levels of responsibility before being promoted to the role of Chief Accounting Officer effective July 1, 2020. Mr. Beth is a Certified Public Accountant and prior to joining the Company his experience includes serving in the audit practice of a national accounting firm. He graduated with a degree in Accounting from the University of Illinois.

There are no family relationships existing between Mr. Beth and any executive officer or director of the Company. There are no related party transactions involving Mr. Beth that are reportable under Item 404(a) of Regulation S-K.

Beginning January 1, 2024, Mr. DeMartino is expected to remain in a non-executive role through early February 2024 to assist with the transition of the Chief Financial Officer and Treasurer roles in addition to other responsibilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hub Group, Inc.

Date:	November 22, 2023	By:	/s/ Thomas P. LaFrance
Thomas P. LaFrance EVP, General Counsel and Corporate Secretary